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                                                                   Exhibit 10.10



                                 AMENDMENT TO

                           MAXUS ENERGY CORPORATION

                   EMPLOYEE SHAREHOLDING AND INVESTMENT PLAN

                       (EFFECTIVE AS OF JANUARY 1, 1994)



     THIS Amendment to the Maxus Energy Corporation Employee Shareholding and Investment Plan (as amended and restated as of November 1, 1990) (the "Plan") is made effective as of January 1, 1994 (the "Effective Date").

     Paragraph 4.10 of the Plan is amended as of the Effective Date to read as follows:

        "4.10 In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision in the Plan, annual Earnings taken into account under the Plan shall not exceed $150,000 (adjusted for changes in the cost of living as provided in Section 401(a)(17) and Section 415(d) of the Code) for purposes of determining the level of a Participant's contributions under the Plan for any Plan Year commencing after December 31, 1993. This provision shall not serve to reduce a Participant's accrued benefit under the Plan calculated as of 12:00 A.M., January 1, 1994."

     The Plan as amended herein is ratified, confirmed and approved.

     EXECUTED this ____ day of December, 1993.



ATTEST:                             MAXUS ENERGY CORPORATION



______________________              BY_____________________________
                                         Vice President